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                                                    KEY AUTO FINANCE TRUST 1997-1
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  July 1 to July 31, 1998
Distribution Date:  August 17, 1998


Statement for Class A and Class B Noteholders and Certificateholders                                    Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/Class B
                                                                                                         Certificate Amount
                                                                                                    -----------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                         10,524,572.21               35.0819074
          Class A-2 Note  Amount                                                                  0.00                0.0000000
          Class A-3 Note  Amount                                                                  0.00                0.0000000
          Class B  Note  Amount                                                                   0.00                0.0000000
          Certificates  Amount                                                                    0.00                0.0000000


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                            316,140.27                1.0538009
          Class A-2 Note  Amount                                                            332,750.00                5.0416667
          Class A-3 Note  Amount                                                            236,472.63                5.1250000
          Class B  Note  Amount                                                             140,304.00                5.3333333
          Certificates  Amount                                                              112,535.50                6.4166667


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)        210,310,714.08


(iv)    Class A-1 Notes Balance (end of Collection Period)                               54,324,714.08
        Class A-1 Pool Factor (end of Collection Period)                                                              0.1810824
        Class A-2 Notes Balance (end of Collection Period)                               66,000,000.00
        Class A-2 Pool Factor (end of Collection Period)                                                              1.0000000
        Class A-3 Notes Balance (end of Collection Period)                               46,141,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                              1.0000000
        Class B Notes Balance (end of Collection Period)                                 26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                                1.0000000
        Certificates Balance (end of Collection Period)                                  17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                                           1.0000000


(v)    Basic Servicing Fee                                                                  183,955.82                0.4034243


(vi)   Aggregate Net Losses                                                                 530,413.25
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                                                    KEY AUTO FINANCE TRUST 1997-1
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  July 1 to July 31, 1998
Distribution Date:  August 17, 1998


Statement for Class A and Class B Noteholders and Certificateholders                                         Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                      Class A/Class B
                                                                                                               Certificate Amount
                                                                                                            ------------------------


(vii)   Reserve Account Balance after Giving Effect to Payments                                 6,839,790.00
        Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                       6,839,790.00
        Made on Distribution Date
        Draws on Reserve Account                                                                        0.00
        Deposits to Reserve Account                                                                     0.00


(viii)  Class A-1 Notes Interest Carryover Shortfall                                                    0.00              0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                                    0.00              0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                                    0.00              0.0000000
        Class B Notes Interest Carryover Shortfall                                                      0.00              0.0000000
        Certificates Interest Carryover Shortfall                                                       0.00              0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                                   0.00              0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                                   0.00              0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                                   0.00              0.0000000
        Class B Notes Principal Carryover Shortfall                                                     0.00              0.0000000
        Certificates Principal Carryover Shortfall                                                      0.00              0.0000000


(ix)   Additional Principal Distributable Amount                                                        0.00


(x)    Aggregate Purchase Amount of Receivables Repurchased by the Seller                               0.00
       or purchased by Servicer


(xi)   Delinquent Contracts
                                                                                    Number                          Balance
                                                                             -------------------------------------------------------
           30-59 Days                                                                613                               6,104,596.65
           60-89 Days                                                                129                               1,193,021.47
           90 Days or More                                                           147                               1,279,238.95


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:

Weighted Average Coupon of Remaining Portfolio (WAC)                                                 0.1287916
Weighted Average Remaining Term of Remaining Portfolio                                              40.5191653

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                        0.0021186
     (ii)  Preceding Collection Period                                                               0.0026748
     (iii) Current Collection Period                                                                 0.0024028
     (vi)  Three Month Average                                                                       0.0023987

Ending Portfolio Balance                                                                        210,310,714.08






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